UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2009

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.01.                                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 5, 2009, Keryx Biopharmaceuticals, Inc. (the “Company”) issued a press release announcing the receipt of a notification letter (the “Letter”) dated March 3, 2009 from the NASDAQ Stock Market (“Nasdaq”). The Letter states that the Company failed to regain compliance with Marketplace Rule 4310(c)(3) standards  for continued listing on The Nasdaq Capital Market  before the March 2, 2009 deadline.1  Unless the Company appeals Nasdaq’s decision, trading in the Company’s stock will be suspended at the opening of business on March 12, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company’s securities from listing and registration on the Nasdaq Stock Market.

The Company is considering appealing the delisting determination.  If the Company chooses to appeal, the Nasdaq Listing Qualifications Hearings Department must receive an appeal request from the Company on or before March 10, 2009.

Cautionary Statement

Some of the statements included in herein may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements set forth herein speak only as of the date of this Form 8-K. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

1 Marketplace Rule 4310(c)(3) standards require the Company to have a minimum of $2,500,000 in stockholders' equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years, for continued listing on The Nasdaq Capital Market.  The Company was originally notified by Nasdaq that it did not comply with this rule on November 17, 2008.  Subsequently, the Company was given until March 2, 2009 to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: March 5, 2009	By:	/s/ James F. Oliviero
James F. Oliviero
Vice President, Finance

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated March 5, 2009.